UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2010

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

600 Cummings Center

Beverly, MA 01915

(Address of principal executive offices and zip code)

(978) 619-1300

(Registrant’s telephone number, including area code)

10 Derby Square

Salem, MA 01970
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2010, Leonard Q. Slap joined Atlantic Tele-Network, Inc. (the “Company”) as Senior Vice President and General Counsel.  Prior to joining the Company, Mr. Slap, 50, was a partner at the law firm of Edwards Angell Palmer & Dodge LLP, where he spent the past twenty-five years representing investors and companies in a variety of U.S. and international business transactions, including venture capital and private equity investments, mergers and acquisitions, debt financings and workouts.  Mr. Slap focused on transactions involving U.S. and international communications businesses, including broadcast, wireline and wireless broadband telecommunications, information technology and other media.  Mr. Slap received a B.S. degree, magna cum laude, from Boston College and a J.D. degree, with honors, from George Washington University School of Law.

Pursuant to an offer letter dated May 27, 2010 entered into between the Company and Mr. Slap, Mr. Slap will receive an annual base salary of $225,000.  In addition, Mr. Slap will be eligible to receive an annual performance bonus targeted at 40% of his base salary, with the actual amount of such bonus, if any, to be determined by the Compensation Committee of the Board of Directors.  Subject to the approval of the Company’s Board of Directors, which is currently expected to be granted on or about June 16, 2010, Mr. Slap may also receive shares of restricted Common Stock of the Company and/or options to purchase shares of Common Stock at the then current fair market value, in amounts and values similar to other senior executive hires.  Mr. Slap will also be entitled to participate in the Company’s medical, dental, 401(k) and other standard benefit plans generally available to Company employees.

Effective May 24, 2010, Douglas J. Minster, the Company’s former Vice President and General Counsel, began serving the Company in the position of Vice President, Government and Regulatory Affairs.  Mr. Minster assumed the position in order to continue his focus with the Company on regulatory and legislative policy matters.  Mr. Minster’s overall compensation did not change as a result of his new position with the Company.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits

10.1	Offer Letter by and between Atlantic Tele-Network, Inc. and Leonard Q. Slap, dated May 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: May 27, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Offer Letter by and between Atlantic Tele-Network, Inc. and Leonard Q. Slap, dated May 27, 2010.